Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Reports
Results for the Period Ended March 31, 2007
____________________________________

Newton, MA (May 9, 2007). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter ended March 31, 2007.

Results for the quarter ended March 31, 2007:

Income from continuing operations was $5.6 million for the quarter ended March 31, 2007, compared to income from continuing operations of $3.0 million for the same quarter last year. Net income from continuing operations per share, basic and diluted, for the quarters ended March 31, 2007 was $0.18 and $0.17, respectively, compared to $0.14 basic and diluted for the same period last year.

The weighted average number of basic and diluted common shares outstanding totaled 31,684,134 and 41,414,903, respectively, for the quarter ended March 31, 2007, and 20,061,134 for the quarter ended March 31, 2006.

Occupancy and Average Daily Rate:

Five Star’s senior living community occupancy for the quarter ended March 31, 2007 was 90%, compared to 91% for the same period in 2006. Occupancy for senior living communities that Five Star has operated continuously since January 1, 2006 was 91% for the quarters ended March 31, 2007 and 2006, respectively.

The average daily rate for senior living communities for the quarter ended March 31, 2007 was $136, compared to $133 for the same period in 2006. The average daily rate for senior living communities that Five Star has operated continuously since January 1, 2006 was $138 for the quarter ended March 31, 2007, compared to $133 for same period in 2006.

Conference Call:

On Wednesday, May 9, 2007 at 1:00 p.m. Eastern Standard Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the first quarter 2007 financial results. Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 289-0468. Participants calling from outside the United States and Canada should dial (913) 981-5517. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through midnight on May 16, 2007. To hear the replay, dial (719) 457-0820. The replay pass code is 2774413.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities. As of today, Five Star owns, leases and operates 161 senior living communities with over 17,950 separate living units located in 29 states. These communities include independent living, assisted living and skilled nursing communities. Five Star also operates six institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public, and two rehabilitation hospitals. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 5
FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except per share data)

	Three months ended March 31,
	2007	2006
Revenues:
Senior living revenue	$196,658	$180,788
Hospital revenue	26,770	-
Pharmacy revenue	16,248	11,254
Total revenues	239,676	192,042

Operating expenses:
Senior living wages and benefits	101,623	90,835
Other senior living operating expenses	49,469	48,488
Hospital expenses	24,256	-
Pharmacy expenses	15,942	10,691
Management fee to Sunrise Senior Living, Inc.	-	3,538
Rent expense	32,171	25,609
General and administrative	10,059	7,220
Depreciation and amortization	3,179	2,268
Total operating expenses	236,699	188,649

Operating income	2,977	3,393
Interest and other income	1,065	324
Interest expense	(1,778)	(758)
Gain on extinguishment of debt	3,557	-

Income from continuing operations before income taxes	5,821	2,959
Provision for income taxes	208	-
Income from continuing operations	5,613	2,959
Loss from discontinued operations	(849)	(1,300)

Net income	$4,764	$1,659

Weighted average shares outstanding - basic	31,684	20,061

Weighted average shares outstanding - diluted	41,415	20,061

Basic income per share from:
Continuing operations	$0.18	$0.14
Discontinued operations	(0.03)	(0.06)
Net income per share	$0.15	$0.08

Diluted income per share from:
Continuing operations	$0.17	$0.14
Discontinued operations	(0.02)	(0.06)
Net income per share	$0.15	$0.08

EBITDA(1):
Income from continuing operations	$5,613	$2,959
Add: income taxes	208	-
Add: depreciation and amortization	3,179	2,268
Add: interest expense	1,778	758
Less: interest and other income	(1,065)	(324)
EBITDA(1)	$9,713	$5,661

(1)
We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be a meaningful measure of our operating performance because it is useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies; however, EBITDA as presented may be not always comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating income, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 5

FIVE STAR QUALITY CARE, INC.
SELECTED BALANCE SHEET DATA
(dollars in thousands)

	As of,
	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$46,186	$46,241
Accounts receivable, net of reserve	60,210	67,791
Prepaid expenses and other current assets	33,385	41,294
Investments	40,759	50,434
Total current assets	180,540	205,760

Long term assets:
Property and equipment, net	119,924	114,898
Other long term assets	47,160	45,753
Total assets	$347,624	$366,411

Liabilities and Shareholders’ Equity
Current liabilities	$108,900	$132,929
Long term liabilities	28,642	28,098
Mortgage payable, long term	11,407	11,454
Convertible senior notes	126,500	126,500
Shareholders’ equity: 31,684,134 and 31,682,134 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	72,175	67,430
Total liabilities and shareholders’ equity	$347,624	$366,411

Supplemental Information, page 3 of 5

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended March 31,
	2007	2006

No. of communities (end of period)	160	149
No. of living units (end of period)	17,909	16,618

Occupancy	90%	91%
Average daily rate (ADR)	$136	$133
ADR% growth	2%	--

Percent breakdown of net senior living revenues:
Medicare	15%	15%
Medicaid	18%	19%
Private	67%	66%
Total	100%	100%

Net senior living revenues	$196,658	$180,788
Net senior living revenues % growth	9%	--

Communities expenses(2)	$151,092	$139,323
Communities expenses(2) as a % of net senior living revenues	77%	77%
Community expenses(2) % growth	8%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Community expenses equal senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 5

FIVE STAR QUALITY CARE, INC.
SAME STORE SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended March 31,(2)

	2007	2006
No. of communities (end of period)	149	149
No. of living units (end of period)	16,618	16,618

Occupancy	91%	91%
Average daily rate (ADR)	$138	$133
ADR% growth	4%	--

Percent breakdown of net senior living revenues:
Medicare	16%	15%
Medicaid	19%	19%
Private	65%	66%
Total	100%	100%

Net senior living revenues	$187,695	$180,788
Net senior living revenues % growth	4%	--

Communities expenses(2)	$143,764	$139,323
Community expenses(3) as a % of net senior living revenues	77%	77%
Communities expenses(3)% growth	3%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities that we operated continuously since January 1, 2006.
(3)	Community expenses equal senior living wages and benefits and other senior living operating expenses
.

Supplemental Information, page 5 of 5

FIVE STAR QUALITY CARE, INC.
OTHER OPERATING DATA(1)
(dollars in thousands)

	Three months ended March 31,
	2007	2006

No. of communities(2)(end of period):
Assisted living & independent living communities	111	100
Skilled nursing communities	49	49
Total no. of communities	160	149

No. of living units (end of period):
Assisted living & independent living communities(3)	13,493	12,209
Skilled nursing communities	4,416	4,409
Total no. of living units	17,909	16,618

Senior living revenue:
Assisted living & independent living communities	$134,420	$120,807
Skilled nursing communities	61,488	59,515
Other(4)	750	466
Total senior living revenues	$196,658	$180,788

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.
(3)
Includes 1,654 and 1,530 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three months ended March 31, 2007 and 2006, respectively.

(4)	Other senior living revenue relates primarily to rehabilitation and other specialty service revenue provided at residential facilities but does not include pharmacy or hospital operations.